QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2002

Cross Country, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-33169 (Commission File Number)	13-4066229 (I.R.S. Employer Identification No.)
6551 Park of Commerce Blvd., N.W., Suite 200, Boca Raton, FL 33487 (Address of Principal Executive Office (Zip Code)

(561) 998-2232
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Item 5. Other Events and Regulation FD Disclosure.

        Incorporated by reference are two press releases issued by the Company on November 4, and November 5, 2002 which are attached hereto as Exhibits 1.1 and 1.2, respectively.

        In November 2002, the Company's Board of Directors authorized a stock repurchase program, whereby the Company may repurchase up to 1.5 million of its common shares at an aggregate price not to exceed $25 million. The shares may be repurchased from time-to-time in the open market. The repurchase program may be discontinued at any time at the discretion of the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit	Description
1.1	Press release issued by the Company on November 4, 2002
1.2	Press release issued by the Company on November 5, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSS COUNTRY, INC.

By:	/s/ EMIL HENSEL Name: Emil Hensel Title: Chief Financial Officer

Dated: November 6, 2002

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES